UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2012

Warner Music Group Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 31, 2012, Warner-Elektra-Atlantic Corporation (“WEA”) and WEA International, Inc. (“WEA International”), each a wholly-owned subsidiary of Warner Music Group Corp. (the “Company”), entered into letter agreements (the “Letter Agreements”) in connection with the US/Canada Manufacturing and PP&S Agreement (the “US/Canada Agreement”), effective as of July 1, 2010, as amended, by and among WEA and Cinram International Inc., Cinram Manufacturing LLC and Cinram Distribution LLC and the International Manufacturing and the PP&S Agreement (the “International Agreement” and, together with the US/Canada Agreement, the “Cinram Agreements”), effective as of July 1, 2010, as amended, by and among WEA International and Cinram International Inc., Cinram GmbH and Cinram Operation UK Limited (the various Cinram entities referred to collectively as “Cinram”), respectively.

In June 2012, WEA and WEA International exercised their rights to terminate the Cinram Agreements. As a result of the termination of the Cinram Agreements, the terms of the US/Canada Transition Agreement (the “US/Canada Transition Agreement”), effective as of July 1, 2010, by and among WEA and Cinram International Inc., Cinram Manufacturing LLC and Cinram Distribution LLC and the International Transition Agreement (the “International Transition Agreement” and, together with the US/Canada Transition Agreement, the “Transition Agreements”), effective as of July 1, 2010, by and among WEA International and Cinram International Inc., Cinram GmbH and Cinram Operation UK Limited became operative and WEA, WEA International and Cinram were bound by the terms of such Transition Agreements.

Pursuant to the Asset Purchase Agreement dated June 22, 2012, Cinram Group, Inc. (formerly Cinram Acquisition, Inc.) (“CGI”), agreed to acquire substantially all of the assets used in the core businesses carried on by Cinram International Inc. and its affiliates in North America (the “US Sale Transaction”) and Europe (the “European Sale Transaction” and, together with the US Sale Transaction, the “Sale Transaction”). In connection with the Sale Transaction, pursuant to the Letter Agreements and subject to consummation of the US Sale Transaction prior to September 14, 2012 (which occurred concurrently with the execution of the Letter Agreements) and the other terms and conditions set forth therein, WEA and WEA International agreed to consent to the Sale Transaction, rescind the earlier termination of the Cinram Agreements and reinstate the Cinram Agreements effective as of June 22, 2012. Upon reinstatement of the Cinram Agreements, the Cinram Agreements will be restored to their original terms and the Transition Agreements will no longer be operative at this time. Notwithstanding such reinstatement, if the European Sale Transaction has not been consummated by December 31, 2012, WEA International will be entitled to terminate the International Agreement at such time. In addition, pursuant to the Letter Agreement, WEA agreed, upon the closing of the US Sale Transaction and the assumption and assignment of the US/Canada Agreement and the US/Canada Transition Agreement, to discuss in good faith with CGI a potential increase in certain fees under the US/Canada Agreement and/or potential changes in CGI’s operations under the US/Canada Agreement that would lead to increased efficiencies and cost reductions for CGI. WEA and CGI agreed to endeavor in good faith to complete such discussions within 30 days of the closing of the Sale Transaction.

Under the Cinram Agreements, Cinram supplies the Company with manufacturing and pick/pack/ship services in the United States, Canada and Central Europe.

Copies of the Letter Agreements are attached as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference. Copies of the Cinram Agreements and the Transition Agreements have been previously filed and are incorporated herein by reference. The foregoing descriptions of the Letter Agreements, the Cinram Agreements and the Transition Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following Exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Letter Agreement dated as of August 31, 2012 among Warner-Elektra-Atlantic Corporation, Cinram International Inc., Cinram Manufacturing LLC, Cinram Distribution LLC, Cinram Group, Inc. and Cinram Canada Operations ULC.

10.2	Letter Agreement dated as of August 31, 2012 among WEA International Inc., Cinram International Inc., Cinram GMBH, Cinram Operations UK Limited and Cinram Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Warner Music Group Corp.

Date: September 6, 2012	By:	/s/ Brian Roberts
Brian Roberts
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement dated as of August 31, 2012 among Warner-Elektra-Atlantic Corporation, Cinram International Inc., Cinram Manufacturing LLC, Cinram Distribution LLC, Cinram Group, Inc. and Cinram Canada Operations ULC.

10.2	Letter Agreement dated as of August 31, 2012 among WEA International Inc., Cinram International Inc., Cinram GMBH, Cinram Operations UK Limited and Cinram Group, Inc.

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